                                                            EXHIBIT 10.12

                           COMPLETE RESTATEMENT AND
                                 AMENDMENT OF
                          AVERY DENNISON CORPORATION
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ====================================













                               December 23, 1994

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

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                                                                            PAGE
                                                                            ----
ARTICLE 1:  PURPOSE                                                            1

ARTICLE 2:  DEFINITIONS AND CERTAIN PROVISIONS                                 1

ARTICLE 3:  ADMINISTRATION OF THE PLAN                                         6

ARTICLE 4:  PARTICIPATION                                                      7

          4.1  ELECTION TO PARTICIPATE
          4.2  EMPLOYER CONTRIBUTIONS
          4.3  DEFERRAL ACCOUNTS
          4.4  ROLLOVER DEFERRED COMPENSATION ACCOUNT
          4.5  VALUATION OF ACCOUNTS
          4.6  STATEMENT OF ACCOUNTS

ARTICLE 5:  BENEFITS                                                          16

          5.1  NORMAL RETIREMENT
          5.2  EARLY RETIREMENT
          5.3  DISABILITY BENEFIT
          5.4  TERMINATION BENEFIT
          5.5  SURVIVOR BENEFITS
          5.6  EMERGENCY BENEFIT
          5.7  DETERMINATION OF AUGMENTATION RETIREMENT BENEFIT
          5.8  DISCOUNTED CASH OUT ELECTION
          5.9  SMALL BENEFIT
          5.10 WITHHOLDING; UNEMPLOYMENT TAXES

ARTICLE 6:  BENEFICIARY DESIGNATION                                           32

ARTICLE 7:  AMENDMENT OR TERMINATION OF PLAN                                  33


ARTICLE 8: MISCELLANEOUS                                                    34

          8.1  UNSECURED GENERAL CREDITOR
          8.2  OBLIGATIONS TO EMPLOYER
          8.3  NONASSIGNABILITY
          8.4  EMPLOYMENT NOT GUARANTEED
          8.5  PROTECTIVE PROVISIONS
          8.6  GENDER, SINGULAR & PLURAL
          8.7  CAPTIONS
          8.8  VALIDITY
          8.9  NOTICE
          8.10 APPLICABLE LAW


ENROLLMENT AGREEMENT

                     COMPLETE RESTATEMENT AND AMENDMENT OF
                           AVERY DENNISON CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                  ===========================================


                                   ARTICLE 1
                                    PURPOSE

          The purpose of this Executive Deferred Compensation Plan (the "Plan") is to provide a means whereby Avery Dennison Corporation, a Delaware corporation (the "Company"), may afford financial security to a select group of key management employees of the Company and its subsidiaries who have rendered and continue to render valuable services to the Company or its subsidiaries which constitute an important contribution towards the Company's continued growth and success, by providing for additional future compensation so that these employees may be retained and their productive efforts encouraged.

                                   ARTICLE 2
                       DEFINITIONS AND CERTAIN PROVISIONS

          Annual Base Salary.  "Annual Base Salary" means with respect to a
          ------------------
Participant for any Plan Year such Participant's fixed, basic, straight time, and regularly recurring wages and salary, any payments for overtime hours, vacation pay, compensation paid in lieu of vacation, and holiday pay; but excluding all Bonus, long-term incentive cash awards, other discretionary bonuses, severance allowances, forms of incentive compensation, Savings Plan or other qualified plan contributions made by the Company, Retirement Plan or other qualified plan benefits, retainers, insurance premiums or benefits, reimbursement, and all other payments.

          Augmentation Retirement Benefit.  "Augmentation Retirement Benefit"
          --------------------------------
means benefits payable to a Participant pursuant to the provisions of Section
5.7.

          Beneficiary. "Beneficiary" means the person or persons designated as
          -----------
such in accordance with Article 6.

          Benefit Deferral Period.  "Benefit Deferral Period" means that period
          -----------------------
of eight (8) or fewer Plan Years as determined pursuant to Article 4 over which a Participant defers all or a portion of such Participant's Direct Cash Compensation with respect to a Benefit Unit.

          Benefit Unit.  "Benefit Unit" means a unit enrolled in by a
          ------------
Participant pursuant to Article 4 providing the benefits described in Article 5.

          Bonus.  "Bonus" means with respect to a Participant for any Plan Year
          -----
the bonus approved by the Board of Directors of the Company for payment to the Participant in such Plan Year on account of services rendered to the Company during the immediately preceding Plan Year.

          Bonus Plan. "Bonus Plan" means all annual bonus plans sponsored by the
          ----------
Company from time to time.

          Committee.  "Committee" means the deferred compensation plan committee
          ---------
appointed to administer the Plan pursuant to Article 3.

          Cost of Living Escalator.  "Cost of Living Escalator" with respect to
          ------------------------
a Benefit Unit means the cost of living escalator described in Sections 5.1 and
5.2 as elected pursuant to Section 4.1(d).

          Cumulative Deferral Amount.  "Cumulative Deferral Amount" means with
          --------------------------
respect to each Benefit Unit the total cumulative amount by which a Participant's Direct Cash Compensation will be reduced over the Benefit Deferral Period.


          Declared Rate.  "Declared Rate" means with respect to any Plan Year
          -------------
Moody's Corporate Bond Yield Average--Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for the calendar month ending two months before the first month in such Plan Year, or, if such yield is no longer published, a substantially similar average selected by the Committee.

          Deferral Account.  "Deferral Account" means the account maintained on
          ----------------
the books of account of the Company for each Benefit Unit and Cost of Living Escalator pursuant to Section 4.3.

          Deferred Payment Date.  "Deferred Payment Date" means the day on which
          ---------------------
payment of the Participant's Early Retirement or Normal Retirement benefits commences as a result of elections made pursuant to Sections 5.1(b) or 5.2(b).

          Direct Cash Compensation.  "Direct Cash Compensation" means for any
          ------------------------
date within a Plan Year the sum of (a) the Participant's Annual Base Salary as of the first day of the Plan Year plus (b) the Participant's Bonus paid in such Plan Year, but before reduction pursuant to this Plan.

          Disability.  "Disability" means any inability on the part of an
          ----------
Employee, commencing before age 64-1/2, as determined by the Committee, in its complete and sole discretion, to perform the substantial and material duties of his or her job due to injury or sickness lasting for more than one hundred eighty (180) consecutive days. Disability for purposes of this Plan shall be deemed to commence on the first day following the end of such 180-day period. If an Employee makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Employee shall be presumed to suffer from a

Disability under this Plan. The Committee may require the Employee to submit to an examination by a physician or medical clinic selected by the Committee. On the basis of such medical evidence and in the absence of qualification for disability benefits under the Social Security Act, the determination of the Committee as to whether or not a condition of Disability exists shall be conclusive. To constitute Disability, the same must commence after the Employee has become a Participant in the Plan.

          Disability Benefit.  "Disability Benefit" means benefits payable to a
          ------------------
Participant who suffers a Disability pursuant to the provisions of Section 5.3.

          Discounted Cash Out Election.  "Discounted Cash Out Election" means
          ----------------------------
the written election by a Participant or Beneficiary in a form acceptable to the Committee to receive all or part of the Participant's or Beneficiary's Deferral Account pursuant to the terms and conditions of Section 5.8.

          Early Retirement.  "Early Retirement" means with respect to any
          ----------------
Benefit Unit the termination of a Participant's employment with Employer for reasons other than death (a) between ages 55 and 65, and (b) after fifteen (15) years of employment with Employer and (c) after completing deferrals of at least fifty percent (50%) of the Cumulative Deferral Amount for such Benefit Unit to the Deferral Account for such Benefit Unit.

          Early Retirement Benefit.  "Early Retirement Benefit" means benefits
          ------------------------
payable to a Participant for a Benefit Unit pursuant to the provisions of
Section 5.2.

          Eligible Employee.  "Eligible Employee" means each of those key
          -----------------
management Employees selected by the Committee to participate in the Plan.

          Employee.  "Employee" means any person employed by the Employer on a
          --------
regular full-time salaried basis, including officers of the Employer.

          Employer. "Employer" means the Company and any of its wholly owned
          --------
subsidiaries.

          Enrollment Agreement.  "Enrollment Agreement" means the written
          --------------------
agreement substantially in the form attached hereto that shall be entered into by the Employer and an Eligible Employee pursuant to which the Eligible Employee becomes a Participant in the Plan. In the sole discretion of the Company, authorization forms filed by any Participant for the first Plan Year as to which the Plan is effective and by which the Participant makes the elections provided for by this Plan may be treated as a completed and fully executed Enrollment Agreement for all purposes under the Plan.

          Normal Retirement.  "Normal Retirement" means with respect to any
          -----------------
Benefit Unit the termination of a Participant's employment with Employer for reasons other than death on or after the date the Participant attains age 65.

          Normal Retirement Benefit.  "Normal Retirement Benefit" means benefits
          -------------------------
payable to a Participant for a Benefit Unit pursuant to the provisions of
Section 5.1.

          Participant.  "Participant" means an Eligible Employee who has filed a
          -----------
completed and executed Enrollment Agreement with the Committee and is participating in the Plan in accordance with the provisions of Article 4.

          Plan Year. "Plan Year" means the fiscal year beginning December 1 and
          ---------
ending November 30.

          Rabbi Trust. "Rabbi Trust" means the trust described in Section 8.1.
          -----------

          Retirement Plan.  "Retirement Plan" means the Retirement Plan for the
          ---------------
Employees of Avery Dennison Corporation, as amended from time to time.

          Savings Plan. "Savings Plan" means the Avery Dennison Employee Savings
          ------------
Plan, as amended from time to time.

          Savings Plan Alternative Contribution.  "Savings Plan Alternative
          -------------------------------------
Contribution" means an Employer contribution to a Deferral Account required by
Section 4.2(a) hereof.

          Savings Plan Augmentation Contribution.  "Savings Plan Augmentation
          --------------------------------------
Contribution" means an Employer contribution to a Deferral Account required by
Section 4.2(b).

          Service.  "Service" means the period of time during which an
          -------
employment relationship exists between an Employee and Employer.

          Termination Benefit.  "Termination Benefit" means the lump sum amount
          -------------------
payable to a Participant who ceases to be an Employee pursuant to the provisions of Section 5.4.

                                   ARTICLE 3
                           ADMINISTRATION OF THE PLAN

          A deferred compensation plan committee consisting of three or more members shall be appointed by the Company's Chairman and Chief Executive Officer to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, with any such interpretations to be conclusive. All decisions of the Committee shall be by vote of at least a majority of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.

                                   ARTICLE 4
                                 PARTICIPATION

          4.1  Election to Participate.  Any Eligible Employee may enroll in a
               -----------------------
Benefit Unit under the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee prior to the beginning of such Plan Year. Pursuant to said Enrollment Agreement, the Eligible Employee shall irrevocably elect a Cumulative Deferral Amount by which the aggregate Direct Cash Compensation of such Participant will be reduced over the number of Plan Years, not exceeding the lesser of (x) the number of complete Plan Years between the date of such Enrollment Agreement and the date the Participant will attain age 65 or (y) eight (8) Plan Years, elected by the Eligible Employee beginning with the Plan Year next following the execution of the Enrollment Agreement (the "Benefit Deferral Period"), provided, however, that:

               (a) Minimum Deferral.  The Cumulative Deferral Amount for any
                   ----------------
     Benefit Unit shall not be less than the equivalent as of the first day of the Benefit Deferral Period of Sixteen Thousand U.S. Dollars (U.S. $16,000.00).

               (b)  Reduction in Compensation.
                    -------------------------

                    (i)  In General.  Except as otherwise provided in this
                         ----------
          Section 4.1, the Direct Cash Compensation of the Participant for each of the Plan Years in the Benefit Deferral

          Period shall be reduced by an amount equal to the result of dividing the Cumulative Deferral Amount by the number of Plan Years in the Benefit Deferral Period, and such reduction shall be apportioned between Annual Base Salary and Bonus received in each such Plan Year as the Participant shall designate in the Enrollment Agreement.

                    (ii)   Bonus in First Plan Year.  For the first Plan Year of
                           ------------------------
          any Benefit Deferral Period any such reduction in Direct Cash Compensation may be apportioned to Bonus only to the extent of the amount of such Bonus as to which the Participant previously made an election to defer receipt until retirement pursuant to the Bonus Plan and any such amount of Bonus so reduced shall be credited only to the Deferral Account for such Benefit Unit and shall not be credited under the Bonus Plan, provided, however, that to the extent that such Bonus is allocated to the Rollover Deferred Compensation Account pursuant to
          Section 4.4, no reduction in Direct Cash Compensation may be apportioned to such Bonus pursuant to this Section 4.1(b).

                    (iii)  Excess Reduction.  To the extent that the amount of
                           ----------------
          reduction apportioned to Bonus in any Plan Year exceeds the Bonus paid in such Plan Year the excess shall be applied as a further reduction in Annual Base Salary for such Plan Year.

                    (iv)   Accelerated Reduction.  Prior to the beginning of any
                           ---------------------
          Plan Year in any Benefit Deferral Period as to which there are two or more Plan Years remaining, a Participant may elect in a written notice filed with the Committee to increase the amount of the reduction of Direct Cash Compensation otherwise provided for by Section 4.1(b)(i) for any of the Plan Years remaining in such Benefit Deferral Period; provided, however, that any such increase in the reduction of Direct Cash Compensation for any remaining Plan Years in the Benefit Deferral Period shall not increase the Cumulative Deferral Amount for the Benefit Deferral Period, but shall act to shorten the length of the Benefit Deferral Period, unless the Participant elects in such written notice to apply the increased reduction in Direct Cash Compensation for any Plan Year as a credit against the reductions in Direct Cash Compensation that otherwise would have resulted in subsequent Plan Years in the Benefit Deferral Period pursuant to Section 4.1(b)(i).
          In the event a Participant elects to increase the previously elected reduction of Direct Cash Compensation pursuant to this Section 4.1(b), the Participant, in his sole discretion, shall determine the allocation of any such increase as between said Participant's Annual Base Salary and Bonus paid during the year of such increase.

               (c)   Maximum Reduction in Direct Cash Compensation.   A
                     ---------------------------------------------
     Participant may not elect a Cumulative Deferral Amount or an increase in reduction of Direct Cash Compensation pursuant to Section 4.1(b)(iv), or any combination of the two, that would cause the aggregate total reduction in Direct Cash Compensation in any Plan Year with respect to all Benefit Units to exceed one hundred percent (100%) of the excess of (i) the Direct Cash Compensation otherwise payable during such Plan Year, over (ii) the sum of (A) amounts required by federal, state or local law to be withheld by the Employer from such Direct Cash Compensation and (B) any amount of Direct Cash Compensation receipt of which is deferred pursuant to the Bonus Plan. In the event that a Participant elects a Cumulative Deferral Amount or increase in reduction of Direct Cash Compensation in an amount in excess of the amount allowable pursuant to the previous sentence, the election shall be valid except that the Cumulative Deferral Amount or increase in reduction of Direct Cash Compensation so elected shall automatically be reduced to comply with such limitation, whichever is most appropriate in the sole discretion of the Committee.

               (d)   Cost of Living Escalator.  The Participant may elect in the
                     ------------------------
     Enrollment Agreement for any Benefit Unit to provide for a cost of living escalator with respect to such Benefit Unit as described in Sections 5.1 and 5.2 ("Cost of Living Escalator"). Election of a Cost of Living Escalator will result in a further reduction in Direct Cash Compensation over the Benefit Deferral Period in the cumulative amount set forth in Paragraph 4 of the Enrollment Agreement ("COLE Cumulative Deferral Amount"). Direct Cash Compensation for each of the Plan Years in the Benefit Deferral Period will be reduced by an amount equal to the result of dividing the COLE Cumulative Deferral Amount by the number of Plan Years in the Benefit Deferral Period. Reduction in Direct Cash Compensation attributable to election of a Cost of Living Escalator shall be subject to the limitation on maximum reduction in Direct Cash Compensation set forth in Section 4.1(c).

For purposes of the Plan, a Benefit Unit shall be deemed to be a Benefit Unit in which a Participant is enrolled only as of and after the first day of the Benefit Deferral Period with respect to such Benefit Unit.

          4.2  Employer Contributions.
               ----------------------

               (a)   Savings Plan Alternative Contributions.  If the Participant
                     --------------------------------------
     so elects in any Enrollment Agreement in which the Participant has also designated a Cumulative Deferral Amount equal to or in excess of forty-eight percent (48%) of the Participant's Direct Cash Compensation as of the first day of the Benefit Deferral Period, the Employer shall contribute to the Deferral Account for the Benefit Unit under such Enrollment Agreement for each of the Plan Years in the Benefit Deferral Period an amount equal to three percent (3%) of Participant's Direct Cash Compensation for such Plan Year ("Savings Plan Alternative Contributions"), provided, however, that:

                    (i) no election may be made under this Section 4.2(a) for any Benefit Deferral Period which will begin on or prior to the last day of the last Plan Year of any Benefit Deferral Period as to which a prior election under this Section 4.2(a) has been made, and

                    (ii) the Employer's obligation to make any further Savings Plan Alternative Contributions shall cease with respect to any period following the first to occur of Participant's termination of employment with the Employer for any reason or Participant's termination pursuant to Section 5.4(b) of the Benefit Unit with respect to which the Election under this Section 4.2(a) was made.

               The Savings Plan Alternative Contributions shall be credited to the Deferral Account for the Benefit Unit for each of the Plan Years in the Benefit Deferral Period at the same time as Employer matching contributions for such Plan Year are made to the Savings Plan. The Employer shall make no Employer matching contribution to the Savings Plan on behalf of the Participant for any period for which any of the Participant's Deferral Accounts is credited with any Savings Plan Alternative Contribution.

               (b)   Savings Plan Augmentation Contribution.  For each Plan Year
                     --------------------------------------
     in a Benefit Deferral Period, the Employer shall contribute to the Deferral Accounts of any Participant who for such Plan Year (i) has made Basic ATS Contributions or Basic PTS Contributions to the Savings Plan of at least six percent (6%) of such Participant's compensation, as the term "compensation" is defined for purposes of the Savings Plan, and (ii) has not elected the Savings Plan Alternative Contribution pursuant to Section 4.2(a), an amount equal to three percent (3%) of the reduction in such Participant's Direct Cash Compensation (the "Savings Plan Augmentation Contribution"). The Savings Plan Augmentation Contributions shall be credited to the Deferral Accounts for each of such Plan Years at the same time as Employer matching contributions for such Plan Year are made to the Savings Plan.

               (c)   Insurance Alternative Contribution.  If a Participant so
                     ----------------------------------
     elects in an Enrollment Agreement filed by such Participant pursuant to this Plan with respect to the first Plan Year as to which such Participant was eligible to file an Enrollment Agreement, the Employer shall contribute to the Deferral Account for the Benefit Unit under such Enrollment Agreement an equal amount each Plan Year for a period equal to the lesser of:

                    (x) the number of complete Plan Years between the date of such Enrollment Agreement and the date the Participant will reach age 65, or

                    (y)  eight (8) Plan Years,

     beginning with the first Plan Year in the Benefit Deferral Period, the sum of which contributions shall equal:

                         (i) The net present value, using a discount rate of twelve percent (12%), of the premiums the Employer would otherwise have paid under the Company's Supplementary Executive Life Insurance Program over the period beginning with the first day of the Benefit Deferral Period for such Benefit Unit and ending on the day the Participant attains age 65 for insurance on the life of the Participant with the dollar amount of coverage equal to:

                              (A) the maximum coverage that such Participant is eligible for under the Company's Supplementary Executive Life Insurance Program as of the first day of the Benefit Deferral Period, minus

                              (B)   $50,000,

          plus
                       (ii) The interest that would accrue on the unpaid balance of the amount described in (i) over such number of years at a rate of twelve percent (12%) per annum, compounded annually ("Insurance Alternative Contributions"), provided, however, that such election may be made with respect to only one Benefit Unit and the Employer's obligation to make any further Insurance Alternative Contributions shall cease with respect to any period following the Participant's termination of employment with the Employer for any reason. The Insurance Alternative Contribution shall be credited to the Deferral Account for such Benefit Unit for each of such number of Plan Years at the same time as the Employer would otherwise have paid the premium described above for such Plan Year. Any Participant who makes an election under this Section 4.2(c) will thereafter no longer be eligible for participation in the Supplementary Executive Life Insurance Program. An election may be made under this Section 4.2(c) regardless of whether or not the Participant elects any Cumulative Deferral Amount in such Enrollment Agreement, and the Insurance Alternative Contribution shall continue to be made in accordance with this Section 4.2(c) with respect to a Benefit Unit that is otherwise terminated pursuant to Section 5.4(b).

          4.3  Deferral Accounts.  The Committee shall establish and maintain a
               -----------------
separate Deferral Account for each of a Participant's Benefit Units and for any Cost of Living Escalator. The amount by which a Participant's

Direct Cash Compensation is reduced pursuant to Section 4.1 with respect to any Benefit Unit or Cost of Living Escalator shall be credited by the Employer to the Participant's Deferral Account for such Benefit Unit or Cost of Living Escalator no later than the first day of the month following the month in which such Direct Cash Compensation would otherwise have been paid. The amount of Employer Contribution provided for by Sections 4.2 with respect to each Benefit Unit, if any, shall be credited to the Deferral Account for such Benefit Unit in accordance with Section 4.2. The Deferral Account for a Benefit Unit shall be debited by the amount of any payments made by the Employer to the Participant or the Beneficiary with respect to such Benefit Unit pursuant to this Plan.

               (a)  Normal and Early Retirement Interest.  Each Deferral Account
                    ------------------------------------
     of a Participant who attains Normal or Early Retirement shall be deemed to bear interest from the date such Deferral Account was established through the date of such Normal or Early Retirement at a rate equal to the sum of
     (i) the Declared Rate, plus (ii) six percent (6%) per annum, compounded annually, on the balance from day-to-day in such Deferral Account. Following the date of Normal or Early Retirement, each of a Participant's Deferral Accounts shall be deemed to bear interest on the balance in such Deferral Account from day-to-day at a rate equal to the sum of (i) the average of the Declared Rate for the five (5) Plan Years ending prior to such Normal or Early Retirement, plus (ii) six percent (6%) per annum, compounded annually.

               (b)  Other Interest.  In the case of any termination of a
                    --------------
     Participant's employment with the Employer other than by Normal or Early Retirement or upon the Participant's termination of a Benefit Unit pursuant to Section 5.4(b), each of such Participant's Deferral Accounts or, in the case of the termination of a Benefit Unit, the Deferral Account for such Benefit Unit, shall be deemed to bear interest, compounded annually, from the date such Deferral Account was established through the date of termination of employment or termination of such Benefit Unit on the balance from day-to-day in such Deferral Account at a rate equal to the Declared Rate.

          4.4  Rollover Deferred Compensation Account.  Upon the election of a
               --------------------------------------
Participant who is also a Participant in the Bonus Plan made in the first Enrollment Agreement filed by such Participant pursuant to this Plan, the Committee shall establish and maintain a separate Rollover Deferred Compensation Account for such Participant and shall credit such account as of the first day of the Benefit Deferral Period for such Enrollment Agreement with an amount equal to that portion of the amount set aside on the Company's books and records for the Bonus Plan that is (a) standing to the credit of such Participant as of such date and (b) receipt of which the Participant has elected to defer until retirement pursuant to the terms of the Bonus Plan. If such Participant so elects in such Enrollment Agreement, all or any portion of Bonus payable in the first Plan Year of the Benefit Deferral Period for such Enrollment Agreement as to which the Participant previously made an election to defer receipt until retirement pursuant to the Bonus Plan may be credited to the Rollover Deferred Compensation Account for such Participant and shall not be credited under the Bonus Plan. Such Rollover Deferred Compensation Account shall be deemed to bear interest at the same rate and subject to the same conditions as Deferral Accounts provided for by Section 4.3. Each Participant with a balance standing to such Participant's credit in a Rollover Deferred Compensation Account shall be treated for purposes of determining benefits under the Plan as enrolled in a Benefit Unit with respect to which (a) such Rollover Deferred Compensation Account shall be treated as the "Deferral Account" and (b) the Cumulative Deferred Amount shall be treated as completed.

          4.5  Valuation of Accounts.  The value of a Deferral Account as of any
               ---------------------
date shall equal the amounts theretofore credited to such account, plus the interest deemed to be earned on such account in accordance with

Section 4.3 through the day preceding such date, less the amounts theretofore debited to such account.

          4.6  Statement of Accounts.  The Committee shall submit to each
               ---------------------
Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts. Each statement of account shall show the Participant's deferrals, the Employer's contributions, and the interest credited to the Participant's Deferral Account.

                                   ARTICLE 5
                                    BENEFITS

          5.1  Normal Retirement.  Upon Normal Retirement, or upon the Deferred
               -----------------
Payment Date that the Participant may elect to begin receiving payments pursuant to the terms and conditions set forth below, the Employer shall pay the Participant as set forth in this Section 5.1 (the "Normal Retirement Benefit").

               (a) A Participant may elect for any Benefit Unit to have the Normal Retirement Benefit paid to him in either (i) a lump-sum or (ii) any number of equal monthly payments between sixty (60) equal monthly payments and two hundred forty (240) equal monthly payments commencing at the time of Retirement.

               (b) A Participant may elect for any Benefit Unit to have the Normal Retirement Benefit payments commence at a date later than the Participant's date of Normal Retirement. The maximum delay in the commencement of the payment of Normal Retirement Benefits that a Participant may elect is sixty (60) months after the month in which a Participant retires. A Participant who elects a Deferred Payment Date for any Benefit Unit may elect to have the

     Normal Retirement Benefit paid to him commencing on the Deferred Payment Date in either (i) a lump-sum or (ii) any number of equal monthly payments between sixty (60) equal monthly payments and two hundred forty (240) equal monthly payments.

               (c) Notwithstanding the terms of Sections 5.1(a) and (b) to the contrary, the following maximum duration of monthly payments shall be permitted:
                    (i) In the case of Charles D. Miller, no monthly payment of benefits commencing on a Deferred Payment Date may be elected that will cause any benefits to be payable after the ninety-first (91st) anniversary of Charles D. Miller's birth; and

                    (ii) In the case of any Participant other than Charles D. Miller, no monthly payment of benefits commencing on a Deferred Payment Date may be elected that will cause any benefits to be payable one month after the eighty-fifth (85th) anniversary of said Participant's birth.

               If a Participant's election would violate this Section 5.1(c), the Normal Retirement Benefit will be paid in equal monthly payments over the longest term which is permitted hereunder.

               (d) All equal monthly benefits shall commence on the first day of the month that follows the date of Normal Retirement or on the Deferred Payment Date selected by the Participant, and the sum of such payments shall equal (i) the unpaid balance of the Deferral Account for the Benefit Unit on the date benefit payments commence, plus (ii) the interest that will accrue on the unpaid balance of such Deferral Account pursuant to
     Section 4.3 during the months of benefit payout elected by the Participant.

               (e) The commencement date and payout period of Normal Retirement Benefits shall be based on the last written election regarding the payment of Normal Retirement Benefits filed with the Committee at least sixty (60) days preceding the date of Normal Retirement. Any election filed with the Committee less than sixty (60) days prior to Normal Retirement shall be invalid unless the Participant's termination is due to (i) death, (ii) disability, or (iii) involuntary termination. In the event an election becomes invalid pursuant to the terms of the previous sentence, the last valid election filed by the Participant shall determine the commencement date and payout period of Normal Retirement Benefits. In the absence of any timely election, the Normal Retirement Benefit shall be paid in one-hundred eighty (180) equal monthly payments commencing on the first day of the month that follows the Participant's Normal Retirement date.

               (f) If a Participant elects a Cost of Living Escalator for a Benefit Unit under Section 4.1(d), the Normal Retirement Benefit otherwise payable to such Participant for such Benefit Unit shall be increased each year commencing with the second year of payment by a percentage of the Normal Retirement Benefit payable during the preceding year equal to the percentage set forth in Paragraph 4 of the Enrollment Agreement for such Benefit Unit; provided, however, that in the event the Participant elects a lump sum payment of his Normal Retirement Benefit, the value of the Deferral Account for such Cost of Living Escalator as of the date of payment of said lump sum shall also be paid to the Participant in one lump sum on the date of payment of the lump sum Normal Retirement Benefit. For purposes of the previous sentence, "the value of the Deferral Account for such Cost of Living Escalator as of the date of payment of said lump sum" shall equal the amount contributed to the Plan on account of the Cost of Living Escalator plus interest credited thereon in the same manner and at the same annual rate as interest is credited on the Deferral Account for the underlying Benefit Unit pursuant to Section 4.3 of the Plan.

          5.2  Early Retirement.
               ----------------

               (a) Upon Early Retirement, or upon the Deferred Payment Date that the Participant may elect to begin receiving payments pursuant to the terms and conditions set forth below, the Employer shall pay the Participant as set forth in this Section 5.2 (the "Early Retirement Benefit"). A Participant may elect for any Benefit Unit to have the Early Retirement Benefit paid to him in either (i) a lump-sum or (ii) any number of equal monthly payments between sixty (60) equal monthly payments and two hundred forty (240) equal monthly payments commencing at the time of Retirement.

               (b) A Participant may elect for any Benefit Unit to have the Early Retirement Benefit payments commence at a date later than the Participant's date of Early Retirement. The maximum delay in the commencement of the payment of Early Retirement Benefits that a Participant may elect is sixty (60) months from the month in which a Participant retires. A Participant who elects a Deferred Payment Date for any Benefit Unit may elect to have the Early Retirement Benefit paid to him commencing on the Deferred Payment Date in either (i) a lump-sum or (ii) any number of equal monthly payments between sixty (60) equal monthly payments and two hundred forty (240) equal monthly payments.

               (c) Notwithstanding the terms of Sections 5.2(a) and (b) to the contrary, no monthly payment of benefits commencing on a Deferred Payment Date may be elected that will cause any benefits to be payable after the eighty-fifth (85th) anniversary of said Participant's birth. If a Participant's election would violate this Section 5.2(c), the Early Retirement Benefit will be paid in equal monthly payments over the longest term which is permitted hereunder.

               (d) All equal monthly benefits shall commence on the first day of the month that follows the date of Early Retirement or on the Deferred Payment Date selected by the Participant, and the sum of such payments shall equal (i) the unpaid balance of the Deferral Account for the Benefit Unit on the date benefit payments commence, plus (ii) the interest that will accrue on the unpaid balance of such Deferral Account pursuant to
     Section 4.3 during the months of benefit payout elected by the Participant.

               (e) The commencement date and payout period of Early Retirement Benefits shall be based on the last written election regarding the payment of Early Retirement Benefits filed with the Committee at least sixty (60) days preceding the date of Early Retirement. Any election filed with the Committee less than sixty (60) days prior to Early Retirement shall be invalid unless the Participant's termination is due to (i) death, (ii) disability, or (iii) involuntary termination. In the event an election becomes invalid pursuant to the terms of the previous sentence, the last valid election filed by the Participant shall determine the commencement date and payment period of Early Retirement Benefits. In the absence of any timely election, the Early Retirement Benefit shall be paid in one-hundred eighty (180) equal monthly payments commencing on the first day of the month that follows the Participant's Early Retirement date.

               (f) If a Participant elects a Cost of Living Escalator for a Benefit Unit under Section 4.1(d), the Early Retirement Benefit otherwise payable to such Participant for such Benefit Unit shall be increased each year commencing with the second year of payment by a percentage of the Early Retirement Benefit payable during the preceding year equal to the percentage set forth in Paragraph 4 of the Enrollment Agreement for such Benefit Unit; provided, however, that in the event the Participant elects a lump sum payment of his Early Retirement Benefit, the value of the Deferral Account for such Cost of

     Living Escalator as of the date of payment of said lump sum shall also be paid to the Participant in one lump sum on the date of payment of the lump sum Early Retirement Benefit. For purposes of the previous sentence, "the value of the Deferral Account for such Cost of Living Escalator as of the date of payment of said lump sum" shall equal the amount contributed to the Plan on account of the Cost of Living Escalator plus interest credited thereon in the same manner and at the same annual rate as interest is credited on the Deferral Account for the underlying Benefit Unit pursuant to Section 4.3 of the Plan.

          5.3  Disability Benefit.  The Employer shall pay to a Participant who
               ------------------
suffers a Disability, with respect to each Benefit Unit in which such Participant is enrolled, an annual benefit (the "Disability Benefit") beginning on the commencement of the Disability equal to the sum of (a) twenty-five percent (25%) of the Cumulative Deferral Amount for such Benefit Unit (whether or not such Cumulative Deferral Amount has been fully credited to a Deferral Account) plus (b) the product of multiplying (x) the sum of the Employer Contribution made with respect to such Benefit Unit pursuant to Section 4.2 for the last full Plan Year next preceding the date of Disability by (y) two (2). Amounts that otherwise would have been credited to the Deferral Account for such Benefit Unit in accordance with Section 4.3 if the Participant had not suffered such a Disability will continue to be credited to such Deferral Account for all purposes of this Plan. Payment of the Disability Benefit for any Benefit Unit shall cease upon the happening of the earliest of the following:

               (a) The Participant's recovery from Disability as determined by the Committee, in its sole and complete discretion;

               (b)  The Participant's death;
               (c) The Participant's attainment of age 65;

               (d) The decision of the Committee, in its sole discretion, to treat the Participant as having attained Early Retirement under the Plan.

If a Participant's Disability Benefit for a Benefit Unit terminates by reason of
(a) above, the Participant shall be treated for purposes of this Plan as terminating employment with the Employer on the date of his recovery unless, within 60 days thereafter he returns to status as an Employee. If a Participant's Disability Benefit for a Benefit Unit terminates by reason of his death, the rights of his Beneficiary shall be determined pursuant to Section
5.5. If a Participant's Disability Benefit for a Benefit Unit terminates by reason of (c) above, the Participant shall be treated as having a Normal Retirement with respect to such Benefit Unit on the date of recovery from Disability and shall be entitled to a Normal Retirement Benefit pursuant to
Section 5.1. If a Participant's Disability Benefit for a Benefit Unit terminates by reason of (d) above, the Participant shall be treated as having an Early Retirement with respect to such Benefit Unit on the date designated by the Committee or, if no such date is designated, on the date of the Committee's decision described in (d) above, and shall be entitled to an Early Retirement Benefit determined pursuant to Section 5.2.

          5.4  Termination Benefit.
               -------------------

               (a) Certain Terminations of Employment.  With respect to any
                   ----------------------------------
     Benefit Unit, if a Participant (i) ceases to be an Employee for any reason other than death, Disability or Normal or Early Retirement, or (ii) fails to return to the status of an Employee within sixty (60) days following recovery from a Disability prior to age 65, the Employer shall pay to the Participant in one lump sum an amount (the "Termination Benefit") equal to the value of the Deferral Account for such Benefit Unit and Cost of Living Escalator less any payments theretofore made by the Employer to such Participant pursuant to this Plan and such Participant shall be entitled to no further benefits under this Plan, provided, however, that solely for purposes of determining the amount of the Termination Benefit for a Benefit Unit as to which the Participant has made the election described in Section 4.2(c), the value of the Deferral Account for such Benefit Unit shall be redetermined as if the Insurance Alternative Contributions described in
     Section 4.2(c) had equaled in each Plan Year beginning with the first Plan Year for such Benefit Unit only the amount of premium the Employer would otherwise have been required to pay with respect to such Participant under the Company's Supplementary Executive Life Insurance Program. For this purpose, the value of the Deferral Account for the Cost of Living Escalator shall equal the amount contributed to the Plan on account of the Cost of Living Escalator plus interest credited thereon in the same manner and at the same annual rate as interest is credited on the Deferral Account for the underlying Benefit Unit pursuant to Section 4.3 of the Plan.

               (b) Termination of a Benefit Unit.  With the written consent of
                   -----------------------------
     the Committee, a Participant may terminate enrollment in a Benefit Unit by filing with the Committee a written request to so terminate the Benefit Unit. Upon termination of enrollment in a Benefit Unit, no further reductions shall be made in the Participant's Direct Cash Compensation pursuant to the Enrollment Agreement with respect to such Benefit Unit, and the Participant shall immediately cease to be eligible for any benefits with respect to such Benefit Unit other than the Termination Benefit. No other benefit shall be payable to either the Participant or any Beneficiary of such Participant with respect to the terminated Benefit Unit. In its sole discretion, the Committee may pay the Termination Benefit with respect to a terminated Benefit Unit on a date earlier than a Participant's termination of employment with the Employer, such Termination Benefit to be calculated as if the Participant had terminated employment with the Employer on the date of such payment.

          5.5  Survivor Benefits.
               -----------------

               (a) If a Participant dies prior to meeting the age, employment and crediting requirements for Early Retirement with respect to a Benefit Unit in which the Participant is enrolled, the Employer will pay to the Beneficiary with respect to each Benefit Unit a monthly benefit commencing in the month following the Participant's death for the greater of:

                    (i)  ten (10) years, or

                    (ii) until the Participant would otherwise have
               attained age 65,

     equal to one-twelfth (1/12th) of the sum of:

                         (A) sixty-two and one-half percent (62.5%) of the Cumulative Deferral Amount for such Benefit Unit, plus

                         (B) the product of (x) the sum of the Employer Contributions made pursuant to Section 4.2 for the last full Plan Year next preceding the date of death, times (y) five (5).

               (b) If a Participant dies after meeting the age, employment and crediting requirements for Early Retirement with respect to a Benefit Unit, but prior to commencement of payment of any Early or Normal Retirement Benefit under the Plan, the Employer will pay to the Beneficiary the benefit that such Participant would have received with respect to such Benefit Unit had the Participant retired on the day prior to such Participant's death; provided, however, that if the present value of the benefit described in this Section 5.5(b) is less than the present value of the benefit described in Section 5.5(a), using twelve percent (12%) as the discount factor to value the benefit described in Section 5.5(a), then the Beneficiary shall receive the benefit described in Section 5.5(a) and not the benefit described in this Section 5.5(b); and provided further that such benefit shall commence in the month following the Participant's death.

               (c) If a Participant dies after commencing to receive installment payments of Normal or Early Retirement Benefits with respect to a Benefit Unit under the Plan, the Employer will pay to the Beneficiary the remaining installments of any such benefit that would have been paid had the Participant survived. Beginning on the later of (i) the month that follows the last month in which an installment payment of either Normal or Early Retirement Benefits is, at the time installment payments of such benefits commence, scheduled to be made to the Participant for the Benefit Unit (taking into account the effect of Sections 5.1(c) and 5.2(c) and disregarding any subsequent Discounted Cash Out Election or payment of an Emergency Benefit) or (ii) the month that follows the date of such Participant's death, but in no event before the fifteenth (15th) anniversary of such Participant's retirement date, the Employer shall also pay to the Beneficiary for that Beneficiary's life a monthly benefit (the "Special Survivor Benefit") equal to sixty-six and two-thirds percent (66-2/3%) of the monthly Early or Normal Retirement Benefit (including the Cost of Living Escalator, if any, that would have been added to the last payment of such Early or Normal Retirement Benefit) that would have been payable to the Participant had the Participant received one hundred eighty (180) equal monthly payments commencing on the Participant's retirement date (disregarding the effect of Sections 5.1(c) and 5.2(c)); provided, however, that for those Participants who elect between one hundred eighty-one (181) and two hundred forty (240) equal monthly payments (such number of monthly payments being referred to as the "Elected Number"), (i) the amount of monthly Special Survivor Benefit will be equal to sixty-six and two-thirds (66-2/3%) of the monthly Early or Normal Retirement Benefit (including the Cost of Living Escalator, if any, that would have been added to the last payment of such Early or Normal Retirement Benefit) that would have been payable to the Participant had the Participant received the Elected Number of equal monthly payments (as possibly reduced by Sections 5.1(c) and 5.2(c), but in no event to less than one hundred eighty (180) monthly payments) commencing on the Participant's retirement date, and (ii) in no event shall such Special Survivor Benefit payments begin before the anniversary date of such Participant's retirement date that is equal to the Elected Number divided by 12. The terms of the previous sentence to the contrary notwithstanding, if the Beneficiary's birthdate preceded or followed the Participant's birthdate by more than three years, the amount of the annual Special Survivor Benefit will be actuarially adjusted using unisex tables so that the present value of such annual Special Survivor Benefit does not exceed the present value of the annual benefit that would be paid to a person no more than three (3) years younger or older than the Participant, as the case may be. Notwithstanding anything herein to the contrary, (i) no Beneficiary may make a Discounted Cash Out Election with respect to the Special Survivor Benefit, and (ii) the exercise of a Discounted Cash Out Election by a Participant or Beneficiary after the Participant's retirement shall not reduce the Special Survivor Benefit or accelerate the time for commencement of payment of the Special Survivor Benefit.

          5.6  Emergency Benefit.
               -----------------
In the event that the Committee, upon written petition of the Participant or Beneficiary, determines, in its sole discretion, that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant or Beneficiary, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the Termination Benefit to which the Participant would have been entitled pursuant to Section 5.4 if said Participant had a termination of service on the date of such determination (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. An unforeseeable financial emergency for purposes of this Plan shall exist for any Participant or Beneficiary who is deemed to be in constructive receipt of income on account of deferred benefits payable under the terms of the Plan, and in such event all deferred benefits giving rise to said constructive receipt of income shall be paid to the Participant or Beneficiary in question. Notwithstanding the foregoing, the final determination by the Internal Revenue Service ("IRS") or court of competent jurisdiction, all time for appeal having elapsed, that the Employer is not the owner of the assets of the Rabbi Trust, with the result that the income of the Rabbi Trust is not treated as income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended ("Code"), or the final determination by (i) the IRS, (ii) a court of competent jurisdiction, all time for appeal having elapsed, or (iii) counsel to the Company that a federal tax is payable by the Participant or Beneficiary with respect to assets of the Rabbi Trust or the Participant's or Beneficiary's Deferral Accounts prior to the distribution of those assets or Deferral Accounts to the Participant or Beneficiary shall in any event constitute an unforeseeable financial emergency entitling such Participant or Beneficiary to the Emergency Benefit provided for in this Section. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of the benefits otherwise payable under Sections 5.1, 5.2, 5.3, 5.4 or 5.5 shall thereafter be adjusted to reflect the reduction in the Deferral Account due to the early payment of the Emergency Benefit.

          5.7  Determination of Augmentation Retirement Benefit.   In addition
               ------------------------------------------------
to the other benefits provided for by this Article 5, the Employer shall pay an additional retirement benefit (the "Augmentation Retirement Benefit") to Participants who have elected to defer a portion of their Direct Cash

Compensation in accordance with this Plan and who have an early or normal retirement under the Retirement Plan. Said benefit shall be computed as follows:

               (a) The Participant's early or normal retirement benefit, as the case may be, shall be computed in accordance with the Retirement Plan, but the Direct Cash Compensation (or that portion of it otherwise taken into account in computing such early or normal retirement benefit) deferred in accordance with Article 4 above shall be included in the Participant's earnings for purposes of said computation.

               (b) The Participant's actual early or normal retirement benefit under the Retirement Plan shall be computed.

               (c) The amount determined in subparagraph (b) shall be subtracted from that determined in subparagraph (a), and the difference shall be the Participant's Augmentation Retirement Benefit.

The Augmentation Retirement Benefit shall be payable during the same period and at the same intervals as the Participant's normal or early retirement benefit under the Retirement Plan, and, to the extent possible and practical, shall be paid along with said early or normal retirement benefit. A Participant who is not entitled to a benefit under the Retirement Plan shall not be entitled to any benefit under this Article 5.

          5.8  Discounted Cash Out Election.
               ----------------------------

               (a) During the course of any Plan Year prior to the date on which a Participant ceases employment with the Company, the Participant may make one election to receive all or part of the Participant's Deferral Account(s) and a pro rata portion of any related Cost of Living Escalator account(s) in a single lump-sum payment that shall be paid within fifteen
     (15) days after the end of the month in
     which the Participant files a written election to receive a discounted lump-sum payment pursuant to this Section 5.8(a). Interest on the amount elected to be withdrawn from such Deferral Accounts shall cease to accrue at the end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant who makes a pre-retirement Discounted Cash Out Election are as follows:

                    (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant has a Deferral Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferral Account and any related Cost of Living Escalator account for the Benefit Unit in question.

                   (ii) The amount available for the Discounted Cash Out Election shall be determined by establishing the value of the Participant's Deferral Account for the Benefit Unit (including the rate of interest to be credited pursuant to Section 4.3) as if the Participant ceased employment with the Company on the last day of the month during which the Participant executes a written Discounted Cash Out Election.

                   (iii) If a Participant elects to receive his entire Deferral Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's Deferral Account for the Benefit Unit and any related Cost of Living Escalator account shall be deemed fully distributed to the Participant. The amount, however, actually distributed to the Participant shall be the amount of the Deferral Account for the Benefit Unit and any related Cost of Living Escalator account less a penalty equal to six percent (6%) of the amount otherwise distributable.

                    (iv) If a Participant elects to receive $200,000 or some higher dollar amount of his Deferral Account and a pro rata portion of any related Cost of Living Escalator account, the amount elected shall be deemed fully distributed to the Participant. The amount, however, actually distributed to the Participant shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

               (b) During the course of any Plan Year following a Participant's Early or Normal Retirement date, the Participant or the Beneficiary may make up to two elections to receive all or part of the Participant's Deferral Account(s) and a pro rata portion of any related Cost of Living Escalator account(s) in single lump-sum payments that shall be paid within fifteen (15) days after the end of the month in which the Participant or Beneficiary files a written election to receive a discounted lump-sum payment pursuant to this Section 5.8(b). Interest on the amount elected to be withdrawn from such Deferral Accounts shall cease to accrue at the end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant or Beneficiary who makes a post-retirement Discounted Cash Out Election are as follows:

                    (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant or Beneficiary has a Deferral Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferral Account and any related Cost of Living Escalator account for the Benefit Unit in question.

                    (ii) If a Participant or Beneficiary elects to receive his entire Deferral Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's or Beneficiary's Deferral Account for the Benefit Unit and any related Cost of Living Escalator account shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the electing Participant or Beneficiary shall be the amount of the Deferral Account for the Benefit Unit and any related Cost of Living Escalator account less a penalty equal to six percent (6%) of the amount otherwise distributable.

                    (iii) If a Participant or Beneficiary elects to receive $200,000 or some higher dollar amount of his Deferral Account and a pro rata portion of any related Cost of Living Escalator account, the amount elected shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the Participant or Beneficiary shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

                    (iv) If a Participant or Beneficiary makes a Discounted Cash Out Election(s) or receives payment(s) of an Emergency Benefit and a portion of a Deferral Account for a Benefit Unit remains unpaid, future monthly benefit payments shall be reduced to reflect the withdrawal of part of the Deferral Account and there shall be no reduction in the previously scheduled number of monthly benefit payments.

          5.9  Small Benefit.  Notwithstanding anything herein to the contrary,
               -------------
in the event the total amount of a Deferral Account allocable to a Participant or a Beneficiary who is qualified to receive Early Retirement or Normal Retirement Benefits is $50,000 or less, the Company, in its sole discretion, may elect to distribute any such amount in a lump sum. If a Cost of Living Escalator was elected for any Deferral Account which the Company elects to distribute on a lump sum basis pursuant to the previous sentence, the value of the Deferral Account for such Cost of Living Escalator as of the date of payment of said lump sum shall also be paid to the Participant or Beneficiary in one lump sum. For purposes of the previous sentence, "the value of the Deferral Account for such Cost of Living Escalator as of the date of payment of said lump sum" shall equal the amount contributed to the Plan on account of the Cost of Living Escalator plus interest credited thereon in the same manner and at the same annual rate as interest is credited on the Deferral Account for the underlying Benefit Unit pursuant to Section 4.3 of the Plan.

          5.10 Withholding; Unemployment Taxes.  To the extent required by the
               -------------------------------
law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

                                   ARTICLE 6
                            BENEFICIARY DESIGNATION

          Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

          The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation unless in the case of divorce the previous spouse or a trust for said previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse or a trust for said new spouse had previously been designated as Beneficiary.

          If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 7
                        AMENDMENT OR TERMINATION OF PLAN

          The Chairman and Chief Executive Officer of the Company may amend the Plan; provided, however, that (i) no such amendment shall be effective to decrease the benefits accrued by any Participant or Beneficiary of a deceased Participant (including, but not limited to, the rate of interest credited to the Deferral Accounts) prior to the Plan Year commencing after the date of such amendment; (ii) Section 4.3(a) may not be amended; (iii) the definition of Declared Rate may not be amended; and (iv) the other substantive provisions of the Plan related to the calculation of benefits or the manner or timing of payments to be made under the Plan shall not be amended so as to prejudice the rights of any Participant or Beneficiary of a deceased Participant.

          Notwithstanding any terms herein to the contrary, the Company may not terminate the Plan. The Company shall not have any obligation to, but may, in its discretion, allow additional deferrals into this Plan.

                                   ARTICLE 8
                                 MISCELLANEOUS

          8.1  Unsecured General Creditor.  The Company intends to establish and
               --------------------------
fund the Avery Dennison Corporation Executive Compensation Trust ("Rabbi Trust"). The assets of the Rabbi Trust shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from the Rabbi Trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.
Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any specific property or assets of Employer, , nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Apart from the Rabbi Trust, such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to pay money in the future.

          8.2  Obligations to Employer.  If a Participant becomes entitled to a
               -----------------------
distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligations, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

          8.3  Nonassignability.  Neither a Participant nor any other person
               ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable, hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          8.4  Employment Not Guaranteed.  Nothing contained in this Plan nor
               -------------------------
any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Company.

          8.5  Protective Provisions.  Each Participant shall cooperate with the
               ---------------------
Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in Direct Cash Compensation theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the date of adoption of this Plan or (b) the first day of the first Plan Year of such Participant's participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, other than payment to such Participant of the cumulative reductions in Direct Cash Compensation theretofore made pursuant to this Plan, provided, that in the Employer's sole discretion, benefits may be payable in an amount reduced to compensate the Employer for any loss, cost, damage or expense suffered or incurred by the Employer as a result in any way of misstatement or nondisclosure.

          8.6  Gender, Singular & Plural.  All pronouns and any variations
               -------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          8.7  Captions.  The captions of the articles, sections, and paragraphs
               --------
of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          8.8  Validity.  In the event any provision of this Plan is held
               --------
invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          8.9  Notice.  Any notice or filing required or permitted to be given
               ------
to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the President of the Employer. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          8.10 Applicable Law. This Plan shall be governed and construed in
               --------------
accordance with the laws of the State of California.


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